FIGS Releases First Quarter 2022 Financial Results

Updates Full Year Outlook

SANTA MONICA, Calif., May 12, 2022 — FIGS, Inc. (NYSE: FIGS) (the “Company”), the direct-to-consumer healthcare apparel and lifestyle brand, today released its first quarter 2022 financial results and published a financial highlights presentation on its investor relations website at ir.wearfigs.com/financials/quarterly-results.

“Our performance in Q1 reflected our continued ability to pair high revenue growth with strong profitability. Our results, while below our expectations, are a testament to the powerful combination of our unique business model and the largely non-discretionary and replenishment nature of our workwear products,” said Co-CEO and Co-Founder, Trina Spear. “Looking ahead, we are well positioned to fuel profitable growth for the years to come due to our strong foundation, recession resistant industry and deep understanding of the healthcare community.”

First Quarter 2022 Financial Highlights

●
Net revenues were $110.1 million, an increase of 26.4% year over year, driven by higher average order values and strength in lifestyle products.
●
Gross margin was 71.2%, a decrease of 40 basis points year over year, driven by higher air freight spend as well as increased ocean and air freight rates, partially offset by improvements in product costing.
●
Operating expenses were $64.7 million, an increase of 39.7% year over year. As a percentage of net revenues, operating expenses increased to 58.8% from 53.2% in the prior year period, primarily driven by higher selling expense, stock-based compensation and incremental costs associated with being a public company.
●
Net income was $8.9 million and diluted earnings per share was $0.05.
●
Net income, as adjusted(1) was $10.5 million and diluted earnings per share, as adjusted(1) was $0.05.
●
Adjusted EBITDA(1) was $25.0 million, an increase of $0.7 million year over year.
●
Adjusted EBITDA margin(1) was 22.7%, a decrease of 530 basis points year over year.

Key Operating Metrics

●
Active customers(2) as of March 31, 2022 increased 31.1% to 2.0 million.
●
Net revenues per active customer(2) was $226, an increase of 6.1% year over year.
●
Average Order Value (“AOV”)(2) was $116, an increase of 16.0% year over year primarily driven by a higher mix of lifestyle products, which result in higher units per transaction and generally have a higher price point.

Updated 2022 Financial Outlook

•
Net revenues are expected to be in the range of $510 to $530 million, representing year over year growth of approximately 22% to 26%, compared to the previous outlook of $550 to $560 million, reflecting supply chain challenges and broader macroeconomic factors, including high inflation and shifts in consumer spending patterns.
•
Gross margin is expected to be in the range of 67% to 68%, compared to the Company’s previous outlook of 70%+, primarily due to a significant increase in the Company’s use of air freight to help mitigate supply chain challenges.

•
Adjusted EBITDA margin(3) is expected to be in the range of 16% to 18%, compared to the Company’s previous outlook of 20%+, as the Company balances continued investment with the near-term impact on gross margin.

(1) “Net income, as adjusted,” “diluted earnings per share, as adjusted,” “adjusted EBITDA” and “adjusted EBITDA margin” are non-GAAP financial measures. Please see the sections titled “Non-GAAP Financial Measures and Key Operating Metrics” and “Reconciliations of GAAP to Non-GAAP Measures” below for more information regarding the Company’s use of non-GAAP financial measures and reconciliations to the most directly comparable GAAP measures. Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by net revenues.

(2) “Active customers,” “net revenues per active customer” and “average order value” are key operational and business metrics that are important to understanding Company performance. For information regarding how the Company calculates its key operational and business metrics, please see the section titled “Non-GAAP Financial Measures and Key Operating Metrics.”

(3) The Company has not provided a quantitative reconciliation of its adjusted EBITDA margin outlook to a GAAP net income margin outlook because it is unable, without making unreasonable efforts, to project certain reconciling items. These items include, but are not limited to, future stock-based compensation expense, income taxes, expenses related to non-ordinary course disputes, and transaction costs. These items are inherently variable and uncertain and depend on various factors, some of which are outside of the Company’s control or ability to predict. For more information regarding the Company’s use of non-GAAP financial measures, please see the section titled “Non-GAAP Financial Measures and Key Operating Metrics.”

Conference Call Details

FIGS management will host a conference call and webcast today at 2:00 p.m. PT / 5:00 p.m. ET to discuss the Company’s financial and business results and outlook. To participate, please dial 1-844-200-6205 (US) or 1-929-526-1599 (International) and the conference ID 136573. The call is also accessible via webcast at ir.wearfigs.com. A recording will be available shortly after the conclusion of the call until 11:59 p.m. ET on May 19, 2022. To access the replay, please dial 1-866-813-9403 (US) or +44-204-525-0658 (International). An archive of the webcast will be available on FIGS’ investor relations website at ir.wearfigs.com.

Non-GAAP Financial Measures and Key Operating Metrics

In addition to the GAAP financial measures set forth in this press release, the Company has included non-GAAP financial measures within the meaning of Regulation G and Item 10(e) of Regulation S-K. The Company has also included “active customers,” “net revenues per active customer” and “average order value,” which are key operational and business metrics that are important to understanding Company performance. The Company calculates “active customers” as unique customer accounts that have made at least one purchase in the preceding 12-month period. The Company calculates “net revenues per active customer” as the sum of the total net revenues in the preceding 12-month period divided by the current period “active customers.” The Company calculates “average order value” as the sum of the total net revenues in a given period divided by the total orders placed in that period. Total orders are the summation of all completed individual purchase transactions in a given period.

The Company uses “net income, as adjusted,” “diluted earnings per share, as adjusted,” “adjusted EBITDA” and “adjusted EBITDA margin” to provide useful supplemental measures that assist in evaluating its ability to generate earnings, provide consistency and comparability with its past financial performance and facilitate period-to-period comparisons of its core operating results as well as the results of its peer companies. The Company calculates “net income, as adjusted,” as net income adjusted to exclude transaction costs, expenses related to non-ordinary course disputes, stock-based compensation, including expense related to award modifications, accelerated performance awards and ambassador grants in connection with the IPO, and expense resulting from the retirement of the Company's previous CFO, and the income tax impact of these adjustments. The Company calculates “diluted earnings per share, as adjusted” as net income, as adjusted divided by diluted shares outstanding. The Company calculates “adjusted EBITDA” as net income adjusted to exclude: other income (loss), net; gain/loss on disposal of assets; provision for income taxes; depreciation and amortization expense; stock-based compensation and related expense; transaction costs; and expenses related to non-ordinary course disputes. The Company calculates “adjusted EBITDA margin” by dividing adjusted EBITDA by net revenues.

Reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures are included below under the heading “Reconciliations of GAAP to Non-GAAP Measures.”

About FIGS

FIGS is a founder-led, direct-to-consumer healthcare apparel and lifestyle brand that seeks to celebrate, empower, and serve current and future generations of healthcare professionals. We create technically advanced apparel and products for healthcare professionals that feature an unmatched combination of comfort, durability, function, and style. We market and sell our products directly through our digital platform to provide a seamless experience for healthcare professionals.

Forward Looking Statements

This press release contains various forward-looking statements about the Company within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are based on current management expectations, and which involve substantial risks and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, such forward-looking statements. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking. These forward-looking statements generally are identified by the words “anticipate”, “believe”, “contemplate”, “continue”, “could”, “estimate”, “expect”, “forecast”, “future”, “intend”, “may”, “might”, “opportunity”, “outlook”, “plan”, “possible”, “potential”, “predict”, “project,” “should”, “strategy”, “strive”, “target”, “will” or “would”, the negative of these words or other similar terms or expressions. The absence of these words does not mean that a statement is not forward-looking. These forward-looking statements address various matters, including the Company’s ability to fuel profitable growth for the years to come and the Company’s outlook as to net revenues, gross margin and adjusted EBITDA margin for the full year ending December 31, 2022; all of which reflect the Company’s expectations based upon currently available information and data. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected and you are cautioned not to place undue reliance on these forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: the impact of COVID-19 on the Company’s operations; the Company’s ability to maintain its recent rapid growth; the Company’s ability to maintain profitability; the Company’s ability to maintain the value and reputation of its brand; the Company’s ability to attract new customers, retain existing customers, and to maintain or increase sales to those customers; the success of the Company’s marketing efforts; the Company’s ability to maintain a strong community of engaged customers and Ambassadors; negative publicity related to the Company’s marketing efforts or use of social media; the Company’s ability to successfully develop and introduce new, innovative, and updated products; the competitiveness of the market for healthcare apparel; the Company’s ability to attract and retain highly skilled personnel and senior management; risks associated with expansion into, and conducting business in, international markets; changes in, or disruptions to, the Company’s shipping arrangements; the Company’s ability to accurately forecast customer demand, manage its inventory, and plan for future expenses; the Company’s reliance on a limited number of third-party suppliers; the fluctuating costs of raw materials; the Company’s failure to protect its intellectual property rights; the fact that the operations of many of the Company’s suppliers and vendors are subject to additional risks that are beyond its control; and other risks, uncertainties, and factors discussed in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 to be filed with the Securities and Exchange Commission (“SEC”), the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 10, 2022, and the Company’s other periodic filings with the SEC. The forward-looking statements in this press release speak only as of the time made and the Company does not undertake to update or revise them to reflect future events or circumstances.

FIGS, INC.

BALANCE SHEETS

(In thousands, except share and per share data)

	As of
	March 31, 2022	December 31, 2021
Assets	(Unaudited)
Current assets
Cash and cash equivalents	$189,401	$195,374
Restricted cash	—	2,056
Accounts receivable	2,910	2,441
Inventory, net	102,765	86,068
Prepaid expenses and other current assets	11,257	7,400
Total current assets	306,333	293,339
Non-current assets
Property and equipment, net	7,719	7,613
Operating lease right-of-use assets	17,248	—
Deferred tax assets	10,645	10,239
Other assets	745	560
Total non-current assets	36,357	18,412
Total assets	$342,690	$311,751
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$17,010	$14,604
Operating lease liabilities	2,806	—
Accrued expenses	24,200	24,677
Accrued compensation and benefits	4,093	6,464
Sales tax payable	4,335	3,728
Gift card liability	5,275	5,590
Deferred revenue	605	596
Returns reserve	2,528	2,761
Income tax payable	325	3,973
Total current liabilities	61,177	62,393
Non-current liabilities
Operating lease liabilities, non-current	17,969	—
Deferred rent and lease incentive	—	3,542
Other non-current liabilities	243	243
Total liabilities	79,389	66,178
Commitments and contingencies (Note 8)
Stockholders’ equity
Class A Common stock — par value $0.0001 per share, 1,000,000,000 shares authorized as of March 31, 2022 and December 31, 2021; 158,530,688 and 152,098,257 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	15	15
Class B Common stock — par value $0.0001 per share, 150,000,000 shares authorized as of March 31, 2022 and December 31, 2021; 6,196,339 and 12,158,187 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	1	1
Preferred stock — par value $0.0001 per share, 100,000,000 shares authorized as of March 31, 2022 and December 31, 2021; zero shares issued and outstanding as of March 31, 2022 and December 31, 2021	—	—
Additional paid-in capital	236,455	227,626
Retained earnings	26,830	17,931
Total stockholders’ equity	263,301	245,573
Total liabilities and stockholders’ equity	$342,690	$311,751

FIGS, INC.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(In thousands, except share and per share data)

(Unaudited)

	Three months ended March 31,
	2022	2021
Net revenues	$110,100	$87,079
Cost of goods sold	31,670	24,719
Gross profit	78,430	62,360
Operating expenses
Selling	22,058	17,114
Marketing	15,408	10,840
General and administrative	27,219	18,346
Total operating expenses	64,685	46,300
Net income from operations	13,745	16,060
Other income (loss), net
Interest income (expense)	9	(36)
Other expense	(1)	(2)
Total other income (loss), net	8	(38)
Net income before provision for income taxes	13,753	16,022
Provision for income taxes	4,854	4,582
Net income and comprehensive income	$8,899	$11,440
Earnings attributable to Class A and Class B common stockholders
Basic earnings per share	$0.05	$0.07
Diluted earnings per share	$0.05	$0.07
Weighted-average shares outstanding—basic	164,406,142	154,501,660
Weighted-average shares outstanding—diluted	193,379,275	168,012,364

FIGS, INC.

STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three months ended March 31,
	2022	2021
Cash flows from operating activities:
Net income	$8,899	$11,440
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization expense	375	318
Deferred income taxes	(406)	453
Non-cash operating lease cost	374	—
Stock-based compensation	8,477	5,015
Changes in operating assets and liabilities:
Accounts receivable	(469)	2,231
Inventory	(16,697)	(15,435)
Prepaid expenses and other current assets	(3,857)	2,902
Other assets	(185)	(1,785)
Accounts payable	2,372	4,249
Accrued expenses	(560)	8,054
Deferred revenue	9	(1,503)
Accrued compensation and benefits	(2,371)	(2,128)
Returns reserve	(233)	296
Sales tax payable	607	935
Income tax payable	(3,648)	1,235
Gift card liability	(315)	(142)
Deferred rent and lease incentive	—	(26)
Operating lease liabilities	(389)	—
Net cash (used in) provided by operating activities	(8,017)	16,109
Cash flows from investing activities:
Purchases of property and equipment	(364)	(528)
Net cash used in investing activities	(364)	(528)
Cash flows from financing activities:
Proceeds from stock option exercises	352	123
Net cash provided by financing activities	352	123
Net (decrease) increase in cash, cash equivalents, and restricted cash	(8,029)	15,704
Cash, cash equivalents, and restricted cash, beginning of period	197,430	58,133
Cash, cash equivalents, and restricted cash, end of period	$189,401	$73,837
Supplemental disclosures:
Property and equipment included in accounts payable and accrued expenses	$149	$73
Deferred offering costs included in accounts payable and accrued expenses	$—	$1,796

FIGS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

(Unaudited)

The following table presents a reconciliation of diluted earnings per share, as adjusted and net income, as adjusted to net income, which is the most directly comparable financial measure calculated in accordance with GAAP:

	Three months ended March 31,
	2022	2021
	(in thousands, except per share data)
Net income	$8,899	$11,440
Add (deduct):
Transaction costs	—	525
Expenses related to non-ordinary course disputes(1)	2,417	2,436
Income tax impacts of items above	(853)	(847)
Net income, as adjusted	$10,463	$13,554
Diluted EPS, as adjusted	$0.05	$0.08
Weighted-average shares used to compute Diluted EPS, as adjusted	193,379,275	168,012,364

(1) Represents certain legal fees incurred in connection with the litigation claims described in the section titled “Legal Proceedings” appearing in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022.

The following table presents a reconciliation of adjusted EBITDA to net income, which is the most directly comparable financial measure calculated in accordance with GAAP:

	Three months ended March 31,
	2022	2021
	(in thousands, except margin)
Net income	$8,899	$11,440
Add (deduct):
Other income (loss), net	(8)	38
Provision for income taxes	4,854	4,582
Depreciation and amortization expense(1)	375	313
Stock-based compensation and related expense(2)	8,447	5,015
Transaction costs	—	525
Expenses related to non-ordinary course disputes(3)	2,417	2,436
Adjusted EBITDA	$24,984	$24,349
Adjusted EBITDA Margin	22.7%	28.0%

(1) Excludes amortization of debt issuance costs included in “Other income (loss), net.”

(2) Includes stock-based compensation expense and payroll taxes related to equity award activity.

(3) Represents certain legal fees incurred in connection with the litigation claims described in the section titled “Legal Proceedings” appearing in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022.

FIGS, INC.

KEY OPERATING METRICS

(Unaudited)

Active customers as of March 31, 2022 and 2021, respectively, and average order value and net revenues per active customer for the three months ended March 31, 2022 and 2021, respectively, are presented in the following tables:

	As of March 31,
	2022	2021
	(in thousands)
Active customers	1,962	1,497

	Three months ended March 31,
	2022	2021
Average order value	$116	$100

	Three months ended March 31,
	2022	2021
Net revenues per active customer	$226	$213

Contacts

Investors:

Carrie Gillard

IR@wearfigs.com

Media:
Todd Maron
press@wearfigs.com